HUDSON CITY BANCORP, INC.
                    2004 EMPLOYMENT INDUCEMENT STOCK PROGRAM
                            J. CHRISTOPHER NETTLETON

                          RESTRICTED STOCK AWARD NOTICE



J. Christopher Nettleton
-----------------------------                    -------------------------------
Name                                             Social Security Number


--------------------------------------------------------------------------------
Street Address


------------------------------             -------------         ---------------
City                                       State                 Zip Code


This Restricted Stock Award Notice is intended to set forth the terms and conditions on which an Award has been granted. Set forth below are the specific terms and conditions applicable to this Award. Attached as Exhibit A are its general terms and conditions.


        Restricted Stock Award               (A)            (B)             (C)            (D)            (E)
--------------------------------------- -------------- --------------- -------------- -------------- ---------------
Effective Date:                            4/15/04        4/15/04         4/15/04        4/15/04          n/a
--------------------------------------- -------------- --------------- -------------- -------------- ---------------

Class of Shares*                           Common          Common         Common         Common          Common
--------------------------------------- -------------- --------------- -------------- -------------- ---------------

No. of Awarded Shares*                     4,000           4,000          4,000          4,000            4,000
--------------------------------------- -------------- --------------- -------------- -------------- ---------------

Type of Award (Legended Certificate
or Escrow)
--------------------------------------- -------------- --------------- -------------- -------------- ---------------

Vesting Date*                             04/20/05       04/20/06        04/20/07       04/20/08       04/20/09
======================================= ============== =============== ============== ============== ===============

* Subject to adjustment as provided in the Hudson City Bancorp, Inc. 2000 Recognition and Retention Plan and the General Terms and Conditions


By signing where indicated below, Hudson City Bancorp, Inc. (the "Company") grants this Award upon the specified terms and conditions, and the Award Recipient acknowledges receipt of this Restricted Stock Award Notice, including Exhibit A, and agrees to observe and be bound by the terms and conditions set forth herein and acknowledges receipt of a copy of the Prospectus for this Award dated April 16, 2004.


HUDSON CITY BANCORP, INC.                        AWARD RECIPIENT


By
    ---------------------------                  ----------------------------
    Name:  Ronald E. Hermance, Jr.               Name: J. Christopher Nettleton
    Title:  President & Chief Executive
            Officer



INSTRUCTIONS: This Agreement should be completed by or on behalf of the Compensation Committee. Any blank space intentionally left blank should be crossed out. An Award consists of shares granted with uniform terms and conditions. Where shares granted under an Award are awarded on the same date with varying terms and conditions (for example, varying vesting dates), the awards should be recorded as a series of grants each with its own uniform terms and conditions.

                                                                       EXHIBIT A
                                                                       ---------

                            HUDSON CITY BANCORP, INC.
                    2004 EMPLOYMENT INDUCEMENT STOCK PROGRAM
               RESTRICTED STOCK AWARD FOR J. CHRISTOPHER NETTLETON
                          GENERAL TERMS AND CONDITIONS

       SECTION 1. SIZE AND TYPE OF AWARD. The shares of Common Stock, par value $.01 per share, of Hudson City Bancorp, Inc. ("Shares") covered by this Award ("Awarded Shares") are listed on this Restricted Stock Award Notice. Your Restricted Stock Award Notice designates the Awarded Shares as either "Pending Issuance" or "Legended Certificate".

                  (A) LEGENDED CERTIFICATE. If your Awarded Shares are designated "Legended Certificate," a stock certificate evidencing the Awarded Shares will be issued in your name and held in a brokerage account at Deutsche Banc Alex. Brown Inc., the 2000 Recognition and Retention Plan Trustee ("Plan Trustee"). The stock certificate will bear a legend indicating that it is subject to all of the terms and conditions of this Award Notice and the Hudson City Bancorp, Inc. 2000 Recognition and Retention ("Plan") as though this Award had been made under the Plan. You will be required to elect to be taxed on the Fair Market Value of the Awarded Shares as of the date they are issued in your name, pursuant to section 83(b) of the Internal Revenue Code of 1986. You must make this election in writing, in the manner required by applicable Internal Revenue Service Regulations, and file it with the Internal Revenue Service and the Company within 30 days after the date on which the Awarded Shares are issued and delivered to you.

                  (B) ESCROW. If your Awarded Shares are designated "Escrow," the Awarded Shares will either be held in the name of the Plan Trustee on a pooled basis with other Awarded Shares that have been designated "Escrow," or they will be evidenced by a legended stock certificate in your name that will be placed in a brokerage account for you at Deutsche Banc Alex. Brown Inc. You will not be permitted to elect to be taxed currently on the Fair Market Value of the Awarded Shares and instead will be subject to income tax on the Awarded Shares as and when they become vested.

       SECTION 2. VESTING.

                  (A) VESTING DATES. The Vesting Dates for your Awarded Shares are specified on this Award Notice. On each Vesting Date, you will obtain unrestricted ownership of the Awarded Shares that vest on that Vesting Date. A stock certificate (or a book entry listing) evidencing your unrestricted ownership of the vested Awarded Shares will be deposited in your brokerage account at Deutsche Bank Alex. Brown Inc. If a legended stock certificate evidencing these Awarded Shares was previously placed in your brokerage account, it will be exchanged for an unrestricted certificate or book entry listing.

                  (B) FORFEITURES. If you terminate service with the Company prior to a Vesting Date, you will forfeit any Awarded Shares that are scheduled to vest on that date. When you forfeit Awarded Shares, all of your interest in the Awarded Shares will be canceled and any stock certificate or other evidence of ownership that was given to you will be returned to the Company. You agree to take any action and execute and deliver any document that the Company requests to effect the return of your unvested Awarded Shares. In the event you do not cooperate with the Company in this regard, you hereby appoint and designate the Company as your attorney-in-fact for the purpose of taking any action and signing any document, in your name, which the Company determines is necessary to enforce the forfeiture.

                  (C) ACCELERATED VESTING. All of your Awarded Shares that have not previously vested will become fully vested immediately, and without any further action on your part, in the event of your death or Disability (as defined in the Plan) before your termination of service with the Company. In addition, if your service terminates due to Retirement (as defined in the Plan) or in the event a Change in Control (as defined in the Plan) occurs before you terminate service with the Company, then any Awarded Shares not theretofore forfeited shall become immediately vested on the date of your Retirement or the Change in Control. In the event of Retirement, unrestricted ownership of your Awarded Shares will not be transferred to you until January 1st of the calendar year following the calendar year in which your retirement occurs. You may designate a Beneficiary to receive any Awarded Shares that vest upon your death using the Beneficiary Designation attached as Appendix A.

                  (D) DEFINITION OF SERVICE. For purposes of determining the vesting of your Awarded Shares, you will be deemed to be in the service of the Company for so long as you serve in any capacity as an employee, officer, non-employee director or consultant of the Company.

       SECTION 3. DIVIDENDS. If your Awarded Shares are in the form of Legended Certificates, any dividends declared by the Company with a record date that is after the Effective Date specified in this Award Notice will be credited to your brokerage account at Deutsche Bank Alex. Brown Inc. for your benefit on an unrestricted basis. If your Awarded Shares are designated "Escrow", you will receive the dividends on an unrestricted basis, but they will be paid to you by, and will be taxable in the same manner as other compensation paid to you by, the Company; by signing this Award Notice and accepting its terms, you direct Deutsche Bank Alex. Brown Inc. and/or the Plan Trustee to remit to the Company for payment to you and any dividends that either of them may receive as the record holder of your unvested Awarded Shares.

       SECTION 4. VOTING RIGHTS. You shall have the right to control all voting rights relating to all unvested Awarded Shares. If your Awarded Shares are placed in your brokerage account at Deutsche Banc Alex. Brown Inc., you will receive proxy materials for voting in the same manner as other shareholders with Shares in brokerage accounts. If your unvested Awarded Shares are held by the Plan Trustee, the Plan Trustee will ask you for voting directions and will follow your directions in voting your unvested Awarded Shares.

       SECTION 5. AMENDMENT. This Award Notice may be amended, in whole or in part and in any manner not inconsistent with the provisions of the Plan, at any time and from time to time, by written agreement between you and the Company.

       SECTION 6. PLAN PROVISIONS CONTROL. This Award Notice, and the rights and obligations created hereunder, shall be subject to all of the terms and conditions of the Plan that would apply if this award were being made under the Plan. In the event of any conflict between the provisions of the Plan and the provisions of this Award Notice, the terms of the Plan, which are incorporated herein by reference, shall control. Capitalized terms in this Award Notice have the meaning defined in the Plan, as amended from time to time, unless otherwise stated. By signing this Award Notice, you acknowledge receipt of a copy of the Plan, and a copy of the Prospectus for this award dated April 16, 2004.

        APPENDIX B TO RESTRICTED STOCK AWARD FOR J. CHRISTOPHER NETTLETON

                          BENEFICIARY DESIGNATION FORM

--------------------------------------------------------------------------------

GENERAL
INFORMATION

             USE THIS FORM TO DESIGNATE THE BENEFICIARY(IES) WHO WILL RECEIVE SHARES AVAILABLE FOR DISTRIBUTION AT THE TIME OF YOUR DEATH.

Name of
Award Recipient  J. Christopher Nettleton     Social Security Number ___-__-____
                 -------------------------

BENEFICIARY     COMPLETE SECTIONS A AND B. IF NO PERCENTAGE SHARES ARE
DESIGNATION     SPECIFIED, EACH BENEFICIARY IN THE SAME CLASS (PRIMARY OR
                CONTINGENT) SHALL HAVE AN EQUAL SHARE. IF ANY DESIGNATED
                BENEFICIARY PREDECEASES YOU, THE SHARES OF EACH REMAINING
                BENEFICIARY IN THE SAME CLASS (PRIMARY OR CONTINGENT) SHALL BE
                INCREASED PROPORTIONATELY.

A. PRIMARY BENEFICIARY(IES). I hereby designate the following person(s) as my primary Beneficiary(ies), reserving the right to change or revoke this designation at any time prior to my death:


                    NAME                                        ADDRESS                 RELATIONSHIP      BIRTH DATE       SHARE
                                            -------------------------------------------
------------------------------------------- ------------------------------------------- --------------- --------------- -----------%

                                            -------------------------------------------
------------------------------------------- ------------------------------------------- --------------- --------------- -----------%

                                            -------------------------------------------
------------------------------------------- ------------------------------------------- --------------- --------------- -----------%
                                                                                                                        Total = 100%

B. CONTINGENT BENEFICIARY(IES). I hereby designate the following person(s) as my contingent Beneficiary(ies) to receive benefits only if all of my primary Beneficiaries should predecease me, reserving the right to change or revoke this designation at any time prior to my death with respect to all outstanding Awarded Shares:

                    NAME                                        ADDRESS                 RELATIONSHIP      BIRTH DATE       SHARE
                                            -------------------------------------------
------------------------------------------- ------------------------------------------- --------------- --------------- -----------%

                                            -------------------------------------------
------------------------------------------- ------------------------------------------- --------------- --------------- -----------%

                                            -------------------------------------------
------------------------------------------- ------------------------------------------- --------------- --------------- -----------%
                                                                                                                        Total = 100%

               I understand that this Beneficiary Designation shall be
               effective only if properly completed and received by the
               Corporate Secretary of Hudson City Bancorp, Inc. prior to my death. I also understand that an effective Beneficiary
               designation revokes my prior designation(s) with respect to
    S    H     all outstanding Awarded Shares.
    I    E
    G    R
    N    E     _________________________________________     ___________________
                          YOUR SIGNATURE                             DATE

--------------------------------------------------------- INTERNAL USE ONLY --------------------------------------------------------
This Beneficiary  Designation was received by the Corporate  Secretary                                Comments
of Hudson City Bancorp, Inc. on the date indicated.



By
  -----------------------------------------------------------------------------
         AUTHORIZED SIGNATURE                           DATE